EXHIBIT 10.3

COMPROMISE SETTLEMENT AGREEMENT

AND MUTUAL RELEASE

        This Compromise Settlement Agreement and Mutual Release (the "Agreement") is entered into by and among Joe Stanley Stephen ("Stephen"), his wife, Jean Stephen ("Mrs. Stephen"), First Federal Savings Bank (the "Bank"), and The Bryan-College Station Financial Holding Company (the "Holding Company"). Stephen, Mrs. Stephen, the Bank, and the Holding Company, collectively, are sometimes described in this Agreement as the "Parties." The Bank and the Holding Company, collectively, are sometimes described in this Agreement as the "Bank Parties."

        1. The Arbitration. There is an arbitration proceeding pending before the American Arbitration Association, bearing Case No. 70-160-00306-00, styled Joe Stanley Stephen, Claimant v. First Federal Savings Bank, Respondent (the "Arbitration Proceeding"). In this Arbitration Proceeding, Stephen has asserted claims against the Bank, including claims under an Employment, Consulting and Supplemental Retirement Agreement, dated July 1, 1997, between Stephen and the Bank ("Employment Agreement"), and the Bank has asserted counterclaims against Stephen.

        2. Settlement. Stephen, the Bank, and the Holding Company desire to bring a halt to the Arbitration Proceeding and to buy peace. This settlement covers all claims and counterclaims asserted in the Arbitration Proceeding, as well as all other claims, potential claims, and causes of action of whatsoever kind and description that Stephen and the Bank Parties have or may have against each other through the Effective Date of this Agreement arising from Stephen's employment (and termination of employment) with the Bank and the Holding Company, including his service as President, Chief Executive Officer, and member of the Board of Directors, as well as those arising from any other fact, event, action, omission, or conduct, known or unknown, arising therefrom through the Effective Date of this Agreement. This settlement also covers all claims, potential claims, and causes of action of whatsoever kind and description that Mrs. Stephen may have against the Bank Parties relating to any and all compensation and benefits such as retirement, health insurance, and other insurance benefits which might be due her now or in the future under the Employment Agreement as well as those relating to Stephen's employment with the Bank Parties and termination therefrom and those relating to claims arising therefrom up to the Effective Date; provided that, notwithstanding any other language in this Agreement to the contrary, nothing herein shall be deemed to release or diminish in any way the rights of Stephen or Mrs. Stephen as common shareholders in the Holding Company.

        3. No Admission of Liability. The Parties deny any liability to each other. It is understood and agreed by the Parties that this settlement is a full and final release of disputed claims and is not an admission of any wrongdoing.

        4. Consideration. The Parties acknowledge that this Agreement is supported by adequate consideration, including but not limited to the two lump sum payments specified in Paragraphs 6 and 7 by Bank Parties to Stephen within three (3) business days of the Bank Parties' receipt of all required governmental agency approvals of this Agreement, future monthly payments specified in Paragraph 6 by Bank Parties (and their successors and assigns) to Stephen for the remainder of his

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life, monthly payments specified in Paragraph 8 to Mrs. Stephen for the remainder of her life should Mrs. Stephen survive Stephen, and the other covenants, agreements, representations and warranties contained herein, the sufficiency of which is hereby acknowledged and confessed.

        5. Terms Contractual. The terms of this Agreement are contractual and not mere recitals.

        6. Monthly Payments to Stephen. The Bank and the Holding Company, jointly and severally, will pay to Stephen, beginning May 3, 2000 and continuing for the remainder of his life until his death, the total sum of $5,900.00 per month (prorated for the partial month of May, 2000 and also prorated, if necessary, for the month of the Effective Date hereof), less tax withholding required by law, with the amount of that withholding to be determined in accordance with IRS Form W-4 (Stephen will deliver to the Bank Parties contemporaneously with Stephen's execution of this Agreement a completed Form W-4, with Stephen having the right to thereafter deliver to the Bank Parties from time to time at his discretion substitute Form W-4's), and without any other withholding, deduction, reduction, offset, or any other type of claim thereto by any person or entity for any reason, except only withholding ordered in a final judgment by a Court of competent jurisdiction or except as otherwise required by law. The $5,900.00 monthly payment to Stephen shall be due on the first day of each calendar month. Within three (3) business days of the Bank Parties receipt of all required governmental agency approvals of this Agreement, the Bank and the Holding Company, jointly and severally, will pay to Stephen in a total lump sum, less only appropriate tax withholding per Form W-4 (as described above), by wiring the funds to the account of Stephen's attorneys, Glickman & Hughes, L.L.P. in Houston, Texas, the monthly payments that have accrued between May 3, 2000 and the Effective Date of this Agreement. All monthly payments to Stephen under this paragraph of the Agreement that become due after the Effective Date of this Agreement shall be made at the Bank Parties' discretion either by electronic deposit no later than the first business day of each calendar month to a bank account designated in writing by Stephen (which designation Stephen may change from time to time hereafter at his discretion) or by cashier's check payable to Joe Stanley Stephen and mailed no later than the first business day of each calendar month to Stephen at 2514 Memorial Drive, Bryan, Texas 77802, or such other address to which Stephen hereafter notifies the Bank Parties in writing to mail the payments. Stephen agrees to provide the Bank Parties with bank account numbers and other data sufficient to establish electronic deposits, if the Bank Parties first give Stephen written notice of the Bank Parties' election to use electronic deposit for payment. Stephen and the Bank Parties agree that, except only for tax withholding required by law, any withholding which may be ordered in a final judgment by a Court of competent jurisdiction, and except as otherwise required by law, the payments in this paragraph are not subject to withholding, deduction, reduction, offset, or any other type of claim by any person or entity for any reason. Even though payments are made and taxes are withheld under this Paragraph, the Parties agree that Stephen is not an employee, agent, or representative of the Bank Parties for any reason.

        7. Cash Payment to Stephen. Within three (3) business days of the Bank Parties receiving all required governmental agency approvals of this Agreement, the Bank and the Holding

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Company, jointly and severally, will pay to Stephen the total sum of $95,000.00 (in addition to the monthly payments of $5,900.00 accrued since May 3, 2000, as described in Paragraph 6 above) by wiring the funds to the account of Stephen's attorneys, Glickman & Hughes, L.L.P., without withholding, deduction, reduction, offset, or any other type of claim thereto by any person or entity for any reason, except only for any withholding which might hereafter be ordered in a final judgment by a Court of competent jurisdiction or except as otherwise required by law. $5,000.00 of this payment is allocated to compensation to Stephen for his claims of alleged past slander, mental anguish, and defamatory remarks which have allegedly damaged his reputation since his resignation on May 3, 2000 and $90,000.00 is allocated to reimbursement of Stephen for a portion of his legal expenses and other related expenses. The Parties agree that by paying the amount specified in this paragraph, the Bank Parties are not admitting, and specifically deny, any wrongdoing towards Stephen including his alleged claims of past slander, mental anguish, and defamation.

        8. Health Insurance Payments to Mrs. Stephen. Should Stephen predecease Mrs. Stephen, then the Bank and the Holding Company, jointly and severally, shall thereafter pay Mrs. Stephen the total of 50% of a sum each month, payable on the first day of each month, sufficient to keep in force comprehensive, supplemental health insurance for her, over and above health benefits provided by Medicare, for the remainder of her life. This monthly payment shall be made without withholding, deduction, reduction or offset by any person or entity for any reason, except only for tax withholding required by law, with the amount of that withholding to be determined in accordance with IRS Form W-4 (Mrs. Stephen will deliver to the Bank Parties within 30 days of Stephen's death a completed Form W-4, with Mrs. Stephen having the right to thereafter deliver to the Bank Parties from time to time at her discretion substitute Form W-4's), and any withholding which might hereafter be ordered in a final judgment by a Court of competent jurisdiction and except as otherwise required by law. The payments under this paragraph shall be made by cashier's check made payable to Mrs. Stephen and mailed no later than the first business day of each calendar month to her at 2514 Memorial Drive, Bryan, Texas 77802, or such other address to which Mrs. Stephen hereafter notifies the Bank Parties in writing to mail the payments. The guideline to be used by the Bank Parties and Mrs. Stephen for these monthly payments is the American Association of Retired Persons' ("AARP") currently existing comprehensive supplemental health insurance Plan "J," which currently costs $240.00 per month per individual insured. Using this guideline, if Stephen should at this time predecease Mrs. Stephen, the Bank Parties' liability hereunder at this time is $120.00 per month. If the current Plan "J" does not exist when payments are due, then a policy then existing with AARP that provides no less than the benefits under the current Plan "J" will be used for costing purposes; and if AARP has no policy then existing that provides no less than the benefits under the current Plan "J," then a policy with another insurance provider that provides no less than the benefits under the current Plan "J" will be selected jointly by the Bank Parties and Mrs. Stephen and that jointly-selected policy will be used for costing purposes. If the Bank Parties and Mrs. Stephen are unable to jointly select a policy with another provider that provides no less than the benefits under the current Plan "J," then the Bank Parties and Mrs. Stephen shall each select a policy (the Bank Parties shall jointly select one policy and Mrs. Stephen shall select one policy) with a provider other than AARP that provides no less than the benefits under the current Plan "J," and the average of the monthly premiums on those two policies will be used for costing purposes. The parties agree that should any policy(ies) other than the current Plan "J" be selected and used for costing purposes, any such other policy will provide no less than the benefits under the current Plan "J," but also will provide no more benefits than minimally necessary to fulfill the requirement that the benefits be no less than the benefits under the current Plan "J." A copy

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of the current Plan "J" benefits is attached to this Agreement for reference purposes. The purpose of this paragraph is not to guarantee that Mrs. Stephen can obtain health insurance coverage in the future, but only to pay Mrs. Stephen for a portion of the anticipated cost for such coverage as if she was eligible for and could obtain such coverage.

        9. Payments are in Full Satisfaction of Claims Under Employment Agreement. Stephen and Mrs. Stephen acknowledge that the payments due to them under this Agreement are intended to cover not only any compensation and retirement benefits, but also the cost of supplemental health insurance and all other insurance and benefits which may have otherwise been due Stephen or Mrs. Stephen under the Employment Agreement. Stephen and Mrs. Stephen understand and agree that it is solely their responsibility to obtain and maintain such insurance coverage including health insurance as they deem appropriate.

        10. Release by Stephen. Stephen does hereby release and discharge the Bank and the Holding Company, and their respective successors, assigns, parents, subsidiaries, affiliates, directors, officers, agents, employees, and attorneys, both as individuals and as representatives of the Bank Parties, from any and all claims, demands, debts, obligations, liabilities, lawsuits, arbitration proceedings, costs, expenses, attorneys' fees, causes of action, judgments, and execution, relating to the Arbitration Proceeding, arising from Stephen's employment (and the termination of that employment) with the Bank and the Holding Company (including his service as President, Chief Executive Officer, and member of the Board of Directors), or relating to any other fact, event, action, omission or conduct arising through the Effective Date of this Agreement, at common law or by statute (or otherwise), whether sounding in contract, tort, or other action, whether for negligent, grossly negligent, or intentional or willful acts or omissions of any and all kinds (including defamation, slander and libel), whether such claims are for liquidated or unliquidated damages, known or unknown, mature and not mature, of every kind and nature whatsoever, provided that, notwithstanding any other language to the contrary in this Agreement: 1) nothing herein shall be deemed to release any claim or cause of action that arises from facts, events, actions, omissions, or conduct occurring after the Effective Date of this Agreement, including, without limitation, any claim or cause of action to enforce the Bank Parties' obligations under this Agreement; 2) nothing herein shall be deemed to release or diminish in any way the rights of Stephen, if any, as a common shareholder in the Holding Company; and 3) if the Bank, the Holding Company, or any past, present, or future successor, assign, subsidiary, affiliate, director, officer, agent, or employee of the Bank or the Holding Company brings, any claim, demand, cause of action, lawsuit, or other proceeding of any type, whether individually, as a representative of the Bank or the Holding Company, or in any other capacity, against Stephen, arising from or relating to any fact, event, action, omission or conduct occurring on or before the Effective Date of this Agreement, then Stephen's release of the entity(ies) and/or person(s) bringing such claim, demand, cause of action, lawsuit or other proceeding, shall be null and void, and

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any applicable statutes of limitations and other time-bar defenses to all of Stephen's claims and causes of action of whatsoever nature and kind, against such entity(ies) and/or person(s) shall be deemed tolled from the date of Stephen's execution of this Agreement until the date 180 days after the date upon which Stephen learns of the filing of the claim, demand, cause of action, lawsuit, or other proceeding against him. Stephen agrees that, by virtue of and under the terms of this Agreement, he is not owed any amount or due any benefit under the Employment Agreement and that he shall not assert any claim to the contrary. Further, Stephen specifically waives and releases all claims, if any, under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq. and the Texas Commission on Human Rights Act, § 21 of the Texas Labor Code, relating to his employment with and termination from the Bank and the Holding Company, up to the Effective Date of this Agreement.

        11. Release by Mrs. Stephen. Mrs. Stephen does hereby release and discharge the Bank Parties and their successors, assigns, parents, subsidiaries, affiliates, directors, officers, agents, employees, and attorneys, both individually and as representatives of the Bank Parties, from any and all claims, demands, debts, obligations, liabilities, lawsuits, arbitration proceedings, costs, expenses, attorneys fees, causes of action, judgments and execution, relating to her rights, if any, to compensation or benefits (including retirement, health insurance, life insurance, other insurance, or any other benefit) under the Employment Agreement, as well as those relating to Stephen's employment with the Bank Parties and termination therefrom (including his service as President, Chief Executive Officer, and member of the Board of Directors) or relating to any other claims she may have against any of them arising through the Effective Date of this Agreement; provided that, notwithstanding any other language to the contrary in this Agreement: 1) nothing herein shall be deemed to release or diminish in any way the rights of Mrs. Stephen as a common shareholder in the Holding Company; 2) nothing herein shall be deemed to release any claim or cause of action that arises from facts, events, actions, omissions, or conduct occurring after the Effective Date of this Agreement, including, without limitation, any claim or cause of action to enforce the Bank Parties' obligations under this Agreement; and 3) if the Bank, the Holding Company, or any past, present, or future successor, assign, subsidiary, affiliate, director, officer, agent, or employee of the Bank or the Holding Company, brings any claim, demand, cause of action, lawsuit, or other proceeding of any type, whether individually, as a representative of the Bank or the Holding Company, or in any other capacity, against Stephen or Mrs. Stephen, arising from or relating to any fact, event, action, omission or conduct occurring on or before the Effective Date of this Agreement, then Mrs. Stephen's release of the entity(ies) and/or person(s) bringing such claim, demand, cause of action, lawsuit or other proceeding, shall be null and void, and any applicable statutes of limitations and other time-bar defenses to all of Mrs. Stephen's claims and causes of action of whatsoever nature and kind, against such entity(ies) and/or person(s) shall be deemed tolled from the date of Mrs. Stephen's execution of this Agreement until the date 180 days after the date upon which Mrs. Stephen learns of the filing of the claim, demand, cause of action, lawsuit, or other proceeding against Stephen or Mrs. Stephen.

        12. Release by the Bank and the Holding Company. The Bank and the Holding Company do hereby release and discharge Stephen and Mrs. Stephen and their heirs, executors, successors, assigns, agents, and attorneys, from any and all claims, demands, debts, obligations, liabilities, lawsuits, arbitration proceedings, costs, expenses, attorneys' fees, causes of

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action, judgments, and execution, relating to the Arbitration Proceeding, arising from Stephen's employment (and the termination of that employment) with the Bank and the Holding Company (including his service as President, Chief Executive Officer, and member of the Board of Directors), or relating to any other fact, event, action, omission or conduct arising through the Effective Date of this Agreement, at common law or by statute (or otherwise), whether sounding in contract, tort, or other action, whether for negligent, grossly negligent, or intentional or willful acts or omissions of any and all kinds, whether such claims are for liquidated or unliquidated damages, known or unknown, mature and not mature, of every kind and nature whatsoever, provided that notwithstanding any other language to the contrary in this Agreement: 1) nothing herein shall be deemed to release any claim or cause of action that arises from facts, events, actions, omissions, or conduct occurring after the Effective Date of this Agreement, including any claim or cause of action to enforce Stephen's or Mrs. Stephen's obligations under this Agreement, and 2) if Stephen or Mrs. Stephen brings any claim, demand, cause of action, lawsuit, or other proceeding of any type against the Bank Parties, collectively or individually, arising from or relating to any fact, event, action, omission or conduct occurring on or before the Effective Date of this Agreement, then the Bank Parties' release of Stephen and Mrs. Stephen shall be null and void, and any applicable statutes of limitations and other time-bar defenses to all of the Bank Parties' claims and causes of action, of whatsoever nature and kind, against Stephen or Mrs. Stephen shall be deemed tolled from the date of the Bank Parties' execution of this Agreement until the date 180 days after the date upon which the Bank Parties learn of the filing of the claim, demand, cause of action, lawsuit, or other proceeding against the Bank Parties.

        13. Entire Agreement. This is the whole Agreement among the Parties. All prior agreements (including but not limited to the July 1, 1997 Employment, Consulting and Supplemental Retirement Agreement) between Stephen and the Bank are void and of no force or effect. The Parties acknowledge that, in entering into this Agreement, they are not relying on any promises or oral or written statements or representations other than those in this Agreement. The Parties expressly waive any claim that this Agreement was induced by fraud or any misrepresentation.

        14. Advice of Counsel. Stephen, Mrs. Stephen and the Bank Parties acknowledge, represent, and warrant that each party has had sufficient opportunity to review the terms and conditions of this Agreement, that each has used that opportunity to confer with counsel or any other advisor of their own choosing, that each understands the terms and conditions of this Agreement, and that each has freely and willingly entered into this Agreement without duress or coercion. Stephen specifically agrees that by this Agreement he has been advised in writing by the Bank to consult with an attorney and has done so to the extent he deemed appropriate.

        15. Amendment Only in Writing. This Agreement may be amended only by a written document executed by all Parties.

        16. Choice of Law and Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without respect to its conflict of laws principles. It is further agreed that the exclusive venue and forum for any litigation arising under this Agreement shall be a Texas State District Court in Brazos County, Texas.

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        17. Prevailing Party to Recover Attorneys' Fees and Expenses. If a claim or cause of action is hereafter brought seeking to enforce any Party's obligations under this Agreement or alleging that any Party has breached this Agreement, the prevailing Party's or Parties' reasonable and necessary expenses, costs and attorneys' fees shall be paid by the non-prevailing Party or Parties.

        18. Severability. If any provision in this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be severable and the remaining terms and conditions of this Agreement shall remain in full force and effect.

        19. No Reinstatement. Because of the Bank Parties' desire to avoid potential future claims of employment discrimination, Stephen agrees that he will not in the future seek employment with the Bank Parties or their successors provided that any successor to either of the Bank Parties is free, if it chooses in its sole discretion, to hire Stephen as an employee, consultant or otherwise.

        20. Parties Own All Claims. Stephen, Mrs. Stephen and the Bank Parties each represent and warrant that they have not assigned, pledged, sold or transferred in any way any right, title, or interest in any claim or cause of action that is being released herein.

        21. Binding Upon Bank Parties' Successors. The obligations to Stephen and Mrs. Stephen hereunder shall be binding upon the Bank's and the Holding Company's purchasers, successors, assigns, and any entity acquiring all or a majority of the stock, business, or assets of the Bank or the Holding Company. The Bank Parties shall require any purchaser, successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the stock, business, or assets of the Bank or the Holding Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank Parties would be required to perform it if no such purchase, succession, or assignment had taken place.

        22. Warranty of Authority. The Bank and the Holding Company represent and warrant that their execution of this Agreement has been duly authorized in conformity with the Bank's and the Holding Company's governing corporate documents, applicable law, and Resolutions adopted by the Boards of Directors of the Bank and the Holding Company at Board meetings called for such purpose. The Bank and the Holding Company agree that they shall furnish to Stephen's attorneys true and correct copies of fully-executed Resolutions (certified by the Secretaries of the Boards) of the Bank's and the Holding Company's Boards of Directors approving this Agreement, which Resolutions shall appear in the typed and approved minutes of the meetings of the Boards of Directors in which such resolutions were passed. The Bank Parties will provide copies of these fully-executed Resolutions to Stephen's attorneys within five (5) business days after the approval and execution of the Resolutions by the Boards of Directors of the Bank and the Holding Company, certified to by the secretary(ies) of these Boards. The Bank Parties also represent and warrant that they will expeditiously seek, to the extent permitted by law, regulatory approval of this Agreement, including, without limitation, approval by the U.S. Office of Thrift Supervision. The Bank and the Holding Company agree that unless prohibited by law, they shall furnish to Stephen's attorneys true and correct copies of all required regulatory approvals, or denials of approvals, of this Agreement, including,

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without limitation, approval or denial of approval by the U.S. Office of Thrift Supervision, and, if required, approval or denial of approval by the Federal Deposit Insurance Corporation within three (3) business days after the Bank Parties' receipt of same. If furnishing copies of regulatory approvals or denials of approval is prohibited by law, then the Chairmen of the Boards of Directors of the Bank and the Holding Company will, within three (3) business days after receipt of any required regulatory approval or denial of approval of this Agreement, send an overnight delivery letter to attorneys for Stephen informing them of said approval or denial.

        23. Bank Parties to Use Their Best Efforts to Seek Regulatory Approvals. The Bank Parties represent and warrant that they will use their best efforts in seeking to obtain all necessary regulatory approvals of this Agreement. The Bank Parties agree that their Chairman of the Board, Gary Snoe, will meet in Dallas, Texas, as soon as practicable after the Bank Parties' Boards of Directors have passed Resolutions approving this Agreement, with the U.S. Office of Thrift Supervision to review this Agreement and attempt to expedite the regulatory approval process.

        24. Acceptance of Resignation. The Bank and the Holding Company accept Stephen's resignation as President, Chief Executive Officer, and member of the Board of the Bank and the Holding Company, effective May 3, 2000.

        25. Life Insurance on Stephen. The Parties acknowledge that the Bank and the Holding Company or their successors may decide to informally fund their payment obligations under this Agreement, in whole or in part, by seeking to procure, as owner, life insurance or an annuity at their own expense for their own benefit on the life of Stephen. Stephen warrants and represents that, after the Effective Date of this Agreement, for the purpose only of assisting the Bank Parties' or their successor's attempt to procure life insurance and/or an annuity on Stephen's life in order to informally fund the Bank Parties' or their successor's payment obligations hereunder and on the express condition that such life insurance and/or annuity examination(s) not be used for any other purpose whatsoever by the Bank Parties or their successors, Stephen will fully cooperate with the Bank, the Holding Company and their successors in their efforts to obtain this life insurance or annuity by timely submitting to three (3), and thereafter as reasonably requested by the Bank Parties or their successors, regular and customary, life insurance or annuity physical examination(s) with a physician or medical care provider selected by the insurance company only and completing necessary paperwork for the only purpose of attempting to qualify for life insurance or an annuity on his life. The Bank and the Holding Company warrant and represent that they and their successors will not use against Stephen in any manner whatsoever, now or in the future, his cooperation in the Bank's, the Holding Company's and their successors' efforts to obtain this life insurance or annuity, including, without limitation, his submitting to a life insurance or annuity physical examination or the results of that examination, and that such life insurance or annuity physical examination and its results will not be made available to any third party unless ordered by a Court of competent jurisdiction

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or except as otherwise is required by law. The Bank and the Holding Company agree that they and their successors will not seek the results of any such examination of Stephen, except for information necessary to understand the reason for any ratings or limitations relating to the life insurance policy or annuity.

        26. Dismissal of Arbitration Proceeding. Within five (5) business days of the Effective Date of this Agreement, Stephen and the Bank shall jointly dismiss with prejudice in its entirety the arbitration proceeding pending before the American Arbitration Association, bearing Case No. 70-160-00306-00, styled Joe Stanley Stephen, Claimant, v. First Federal Savings Bank, Respondent, including, without limitation, all claims and counterclaims that have been asserted in that proceeding, with each party to bear its own costs and attorneys' fees.

        27. Notice. For purposes of this Agreement notices and all other communications provided for in this Agreement (except for delivery of payments) shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested, postage prepaid, to the Bank Parties at 2900 Texas Avenue, Bryan, Texas 77802, and to Stephen and Mrs. Stephen at 2514 Memorial Drive, Bryan, Texas 77802, or such other address(es) as may be provided hereafter from time to time in writing by certified mail, return receipt requested, to the respective parties.

        28. Signing and ADEA Revocation Period. Stephen and the Bank Parties agree that, pursuant to the Age Discrimination in Employment Act, Stephen has up to twenty-one (21) days to sign this Agreement after receiving it in order to consider all of its terms, that this Agreement may be revoked by Stephen in writing sent to the Bank Parties within seven (7) days after Stephen signs this Agreement, and that the Agreement will not become enforceable until both the seven (7) day revocation period in this Paragraph has expired and the Effective Date has occurred.

        29. Effective Date. The Bank Parties represent to Stephen and Mrs. Stephen that this Agreement is subject to review and prior approval by the U.S. Office of Thrift Supervision and perhaps by other governmental agencies such as the Federal Deposit Insurance Corporation before it is enforceable. This Agreement shall become fully effective and enforceable only when all of the following have occurred: 1) the written unqualified approval of all required governmental agencies has been obtained by the Bank Parties; 2) copies of all such approvals have been delivered to Stephen's attorneys or if furnishing such copies to Stephen is prohibited by law, then Stephen has been informed of all such approvals pursuant to Paragraph 22 above; 3) the two lump sum payments specified in Paragraphs 6 and 7 are paid to Stephen; and 4) attorneys for Bank Parties and the attorneys for Stephen and Mrs. Stephen have exchanged one of Bank Parties executed originals of this Agreement for one of Stephen and Mrs. Stephen's executed originals of this Agreement (the "Effective Date"). The Parties hereto agree that a fully executed original of this Agreement shall consist of one original executed by the Bank Parties and one original executed by Stephen and Mrs. Stephen.

        30. Stephen Revocation Option. Subject to Paragraph 28 of this Agreement and the Stephen revocation option described below, the Parties agree that once each Party executes this Agreement, the Parties will not revoke their

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agreement, pending the governmental agency unqualified written approval described in Paragraph 29 of this Agreement; provided that, notwithstanding any other language in this Agreement to the contrary, if the above-described unqualified written approval of all required governmental agencies has not been obtained by the Bank Parties within ninety (90) calendar days after Stephen and the Bank Parties execute this Agreement, then Stephen shall have the option of revoking this Agreement by giving thirty (30) day advance written notice to the Bank Parties of Stephen's intent to revoke this Agreement. Such notice cannot be given by Stephen to the Bank Parties until the expiration of the ninety (90) day calendar period after Stephen and the Bank Parties' execution of this Agreement. Stephen's revocation shall be effective at 12:00 a.m. midnight on the 30th day after he gives the Bank Parties thirty (30) calendar days advance written notice of his intent to revoke, unless Stephen in the interim notifies the Bank Parties in writing of his withdrawal of his notice of intent to revoke. If the above-described unqualified written approval of all required governmental agencies is obtained by the Bank Parties after Stephen has given thirty (30) calendar days advance written notice of his intent to revoke this Agreement but before expiration of the thirty (30) calendar day notice period, then the revocation is null and void. Such option shall continue to be exercisable by Stephen until the unqualified written approval of all required governmental agencies has been obtained. If governmental approval is denied, then this Agreement is null and void as of the date of such denial. If Stephen revokes this Agreement, or if the above-described unqualified governmental approval is denied, then each Party, as soon as practicable after revocation or denial of the above-described unqualified governmental approval, shall destroy all executed originals of the Agreement in his, her, or its possession, custody, or control. Within five days after revocation of this Agreement or denial of the above-described unqualified governmental approval, both 1) the Bank Parties shall confirm in a writing delivered via certified mail, return receipt requested, to Stephen and Mrs. Stephen that all executed originals of the Agreement in the Bank Parties' possession, custody, or control have been destroyed, and 2) Stephen and Mrs. Stephen shall confirm in a writing delivered via certified mail, return receipt requested, to the Bank Parties that all executed originals of the Agreement in Stephen's and Mrs. Stephen's possession, custody, or control have been destroyed.

        31. Signatures. The Parties shall sign this Agreement in duplicate originals immediately. The duplicate originals of the signature pages shall be retained by the Parties' respective attorneys pending all required unqualified approvals of this Agreement by governmental agencies. For the sole purpose of seeking such governmental approval, copies of the original executed signature pages shall be attached to this Agreement and sent to the governmental agencies with the following legend in capital letters prominently displayed and printed diagonally on all such copies: "This is a copy and is not enforceable or effective." However, the Parties agree that only the original, executed signature pages, exchanged as provided in Paragraph 29 of this Agreement, will make the Agreement effective and enforceable. Once all required unqualified governmental approvals have been obtained by the Bank Parties, the Parties shall exchange original executed signature pages immediately after the payment of the two lump sums specified in Paragraphs 6 and 7 are made by the Bank Parties to Stephen.

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        32. Tolling. The Parties agree that notwithstanding any language to the contrary in this Agreement, all applicable statute of limitations and other time-bar defenses to any claims and causes of action which the Parties may have against each other are tolled from the date of their signatures to this Agreement until: 1) this Agreement is revoked by Stephen, 2) Stephen is informed pursuant to Paragraph 22 above that the unqualified governmental approval of this Agreement has been denied, or 3) the Effective Date happens, whichever occurs first.

EXECUTED this ____ day of ______________________, 2001.

FIRST FEDERAL SAVINGS BANK

___________________________________
By: Gary Snoe
Its: Chairman of the Board

THE BRYAN-COLLEGE STATION
       FINANCIAL HOLDING COMPANY

________________________________
By: _____________________________
Its: _____________________________

_______________________________
Joe Stanley Stephen

_______________________________
Jean Stephen

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STATE OF TEXAS               )
                                               )
COUNTY OF BRAZOS       )

        This instrument was acknowledged before me on the ___ day of ___________________, 2001, by Gary Snoe, the Chairman of the Board of Directors of First Federal Savings Bank, on behalf of and as the binding act and deed of First Federal Savings Bank.

                                                                                                               ____________________________________
                                                                                                               Notary Public in and for
                                                                                                                       the State of Texas

STATE OF TEXAS               )
                                               )
COUNTY OF BRAZOS       )

        This instrument was acknowledged before me on the ___ day of ________, 2001, by ____________________, the _________________________ of The Bryan-College Station Financial Holding Company, on behalf of and as the binding act and deed of The Bryan-College Station Financial Holding Company.

                                                                                                               ____________________________________
                                                                                                               Notary Public in and for
                                                                                                                       the State of Texas

STATE OF TEXAS               )
                                               )
COUNTY OF BRAZOS       )

        This instrument was acknowledged before me on the ______ day of _______________, 2001, by Joe Stanley Stephen as his binding act and deed.

                                                                                                               ____________________________________
                                                                                                               Notary Public in and for
                                                                                                                       the State of Texas

STATE OF TEXAS               )
                                               )
COUNTY OF BRAZOS       )

        This instrument was acknowledged before me on the ______ day of _______________, 2001, by Joe Stanley Stephen as his binding act and deed.

                                                                                                               ____________________________________
                                                                                                               Notary Public in and for
                                                                                                                       the State of Texas

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